UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2012

GATX Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	1-2328	36-1124040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 West Adams Street

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 621-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

GATX Corporation announced a management reorganization that included a number of executive appointments, effective June 12, 2012: (a) James F. Earl, formerly executive vice president and chief operating officer, was appointed executive vice president and president – GATX Rail International; (b) Clifford J. Porzenheim, formerly senior vice president – strategic growth, was appointed vice president and group executive – International; (c) Robert C. Lyons, formerly senior vice president and chief financial officer, was appointed executive vice president and chief financial officer; and (d) Deborah A. Golden, formerly senior vice president, general counsel and secretary, was appointed executive vice president, general counsel and secretary.

In addition, due to the change in Mr. Earl’s responsibilities, Nicholas J. Matthews, vice president and group executive – operations, assumed primary responsibility for GATX’s rail operations and was designated as an executive officer. Mr. Matthews, age 39, has served as vice president and group executive – operations since joining GATX in April, 2010. Prior to joining GATX, Mr. Matthews was senior vice president of operations at FreightCar America from January 2007 to April 2010, where he was responsible for manufacturing, purchasing, engineering and aftermarket parts. Prior to joining FreightCar America, Mr. Matthews held various positions of increasing responsibility with Trinity Industries, where his responsibilities included serving as a plant manager and as operational head of Trinity’s North American freight car manufacturing business.

GATX issued a press release announcing the management reorganization, which is attached as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release of GATX Corporation, dated June 12, 2012, announcing management reorganization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Deborah A. Golden
Deborah A. Golden
Executive Vice-President,
General Counsel and Secretary

Date: June 15, 2012

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	Press Release of GATX Corporation, dated June 12, 2012, announcing management reorganization.	Filed Electronically